Exhibit 99.2
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                             [TOMMY HILFIGER CORPORATION LOGO]



CONTACT:    INVESTOR RELATIONS:                 MEDIA RELATIONS:
            Joe Scirocco/Charlyn Lusk           Ruth Pachman/Wendi Kopsick
            (212) 548-1570/1811                 Kekst and Company
                                               (212) 521-4891/4867


                                                 FOR IMMEDIATE RELEASE


                TOMMY HILFIGER CORPORATION COMPLETES ACQUISITION
                ------------------------------------------------
                            OF ITS EUROPEAN LICENSEE
                            ------------------------


HONG KONG, July 6, 2001 - Tommy Hilfiger Corporation (NYSE:TOM) announced today that it has completed its recently announced acquisition of T.H. International N.V., the owner of its European licensee, for $200 million, funded from existing cash. Tommy Europe markets and distributes Tommy Hilfiger men's, women's and children's sportswear and jeanswear in Europe and the Middle East through diverse channels, including wholesale sales to quality retailers, franchisees and regional distributors, and retail sales through a limited number of company-operated specialty and factory outlet stores.

Tommy Hilfiger Corporation, through its subsidiaries, designs, sources and markets men's and women's sportswear, jeanswear and childrenswear under the Tommy Hilfiger trademarks. Through a range of strategic licensing agreements, the Company also offers a broad array of related apparel, accessories, footwear, fragrance and home furnishings. The Company's products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Central and South America, Japan, Hong Kong and other countries in the Far East.



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